Exhibit 99.1

Viracta Therapeutics Announces Closure of NAVAL-1 Clinical Trial and Exploration of Strategic Alternatives

SAN DIEGO, December 26, 2024 – Viracta Therapeutics, Inc. (Nasdaq: VIRX), a clinical-stage precision oncology company focused on the treatment and prevention of virus-associated cancers that impact patients worldwide, today announced that its Board of Directors has initiated a process to explore a broad range of strategic alternatives.

To maximize its cash runway while the Board conducts its review of strategic alternatives, Viracta has elected to close its ongoing pivotal Phase 2 clinical trial of Nana-val in relapsed/refractory EBV+ lymphomas (the NAVAL-1 trial). The company emphasized that its decision to voluntarily close the trial is not the result of any new safety finding.

“As we continue to look for ways to conserve resources and maximize value for the company, we made the very difficult decision to close the NAVAL-1 study while the Board undertakes its strategic review,” stated Mark Rothera, President and Chief Executive Officer of Viracta. “I would like to thank the physicians and patients who participated in this important study, as well as the Viracta team members who worked so tirelessly on this program. I continue to believe that Nana-val has the potential to improve the treatment of relapsed/refractory EBV+ lymphomas, and I remain hopeful that it will one day be approved.”

Viracta is making this announcement to inform shareholders and the public that the Company is engaging in discussions for strategic alternatives with the goal of maximizing value. Potential alternatives include, but are not limited to, a merger, licensing agreement, sale or other strategic transaction.

There can be no assurance that the exploration of strategic alternatives will result in any agreements or transactions, or as to the timing of any such agreements or transactions. Viracta does not intend to discuss or disclose further developments regarding the exploration of strategic alternatives unless and until its Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate or required by law.

About Viracta Therapeutics, Inc.
Viracta is a clinical-stage precision oncology company focused on the treatment and prevention of virus-associated cancers that impact patients worldwide. Viracta’s lead product candidate is an all-oral combination therapy of its proprietary investigational drug, nanatinostat, and the antiviral agent valganciclovir (collectively referred to as Nana-val). Nana-val is currently being evaluated in multiple ongoing clinical trials, including a potentially registrational, global, multicenter, open-label Phase 2 basket trial for the treatment of multiple subtypes of relapsed or refractory (R/R) Epstein-Barr virus-positive (EBV+) lymphoma (NAVAL-1), as well as a multinational, open-label Phase 1b/2 clinical trial for the treatment of patients with recurrent or metastatic (R/M) EBV+ nasopharyngeal carcinoma (NPC) and other advanced EBV+ solid tumors. Viracta is also pursuing the application of its “Kick and Kill” approach in other virus-related cancers.

For additional information, please visit www.viracta.com.

Forward-Looking Statements

This communication contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: Viracta’s process to explore strategic alternatives, the closure of the NAVAL-1 trial, and the potential clinical benefit of Nana-val. Risks and uncertainties related to Viracta that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Viracta's plans to research, develop, and commercialize its current and future product candidates; the clinical utility, potential benefits, and market acceptance of Viracta's product candidates; and Viracta's estimates regarding its ability to fund ongoing operations into 2025, future expenses, capital requirements, and need for additional financing in the future.

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If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" and elsewhere in Viracta's reports and other documents that Viracta has filed, or will file, with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Viracta assumes no obligation and does not intend to update these forward-looking statements, except as required by law or applicable regulation.

Contact Information:
Viracta Therapeutics, Inc.
ir@viracta.com

SOURCE Viracta Therapeutics, Inc.

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